UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 6, 2008

Morgan’s Foods, Inc.
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-08395	34-0562210
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification Number)
Incorporation)

4829 Galaxy Parkway., Suite S, Cleveland, OH	44128
(Address of Principal Executive Offices)	(Zip Code)
(216) 359-9000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers
SIGNATURE

Morgan’s Foods, Inc.
Current Report on Form 8-K
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers
     On November 6, 2008, the Company and the officers identified below entered into a Change in Control Severance Agreement (the “CIC Agreement”). The CIC Agreement is a “double trigger” agreement. In order for an officer to receive the payments and benefits set forth in the CIC Agreement there first must occur both (i) a change in control in the Company, as defined in the CIC Agreement, and (ii) a termination of the officer’s employment by the Company without cause, or a voluntary termination by the officer for good reason (i.e., reduction in duties or pay) within two years of the change in control or before the executive dies or becomes disabled. After the triggering events, if the officer delivers a release to the Company, the officer will be paid in a lump sum within 60 days from the separation of service equal to three times the officer’s annual base compensation and three times the officer’s average annual bonus. In addition, the officer is entitled to 18 months of continued health benefits. All payments will be made in compliance with Section 409A of the Internal Revenue Code. If the officer is a “specified employee,” within the meaning of Section 409A, a portion of the payments to officer pursuant to the CIC Agreement shall be delayed until six months following the separation from service with the Company. The Company has entered into a separate CIC Agreement with each of the following officers: Leonard R. Stein-Sapir, James J. Liguori, Kenneth L. Hignett, Barton J. Craig, Ramesh J. Gursahaney and Vincent J. Oddi
     On November 6, 2008 the Company granted to the following officers a stock option to purchase the number of shares set forth next to the officer’s name. The exercise price is $1.50 per share which is equal to the fair market value of the Company’s common shares on November 6, 2008:

Name	Number of Option Shares
Leonard R. Stein-Sapir	21,344
James J. Liguori	21,344
Kenneth L. Hignett	21,333
Barton J. Craig	21,333
Ramesh J. Gursahaney	21,333
Vincent J. Oddi	21,333

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2008	MORGAN’S FOODS, INC.
	By:	/s/ KENNETH L. HIGNETT
	Name:	Kenneth L. Hignett
	Title:	Senior Vice President, Chief Financial Officer and Secretary

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